                     U.S. SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                    FORM SB-2
                                  3RD AMENDMENT

                             REGISTRATION STATEMENT
                        UNDER THE SECURITIES ACT OF 1933
                              File Number 333-50332



                           DEL CERRO ENTERPRISES, INC.
                 (NAME OF SMALL BUSINESS ISSUER IN ITS CHARTER)



          NEVADA                          7948                  88-0453649
          ------                          ----                  ----------
(STATE OR OTHER JURISDICTION OF        (PRIMARY              (I.R.S. EMPLOYER
INCORPORATION OR ORGANIZATION)         SIC NUMBER)           IDENTIFICATION NO.)


2635 Camino del Rio South #211, San Diego, CA 92108           619-692-2171
---------------------------------------------------           ------------
      (ADDRESS OF PRINCIPAL EXECUTIVE OFFICES)                 (TELEPHONE)


Rodger Ward
2635 Camino del Rio South #211, San Diego, CA 92108           619-692-2171
---------------------------------------------------           ------------
       (NAME & ADDRESS OF AGENT FOR SERVICE)                   (TELEPHONE)


Approximate Date of Commencement of Proposed Sale to the Public: As soon as practicable after the effective date of this Registration Statement.

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ]

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ]

If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ]

If delivery of the prospectus is expected to be made pursuant to Rule 434, check the following box. [ ]

                        CALCULATION OF REGISTRATION FEE

-------------------------------------------------------------------------------------------------
Title of Each                          Proposed              Proposed
Class of                               Maximum               Maximum
Securities                             Offering              Aggregate         Amount of
to be             Amount to be         Price                 Offering          Registration
Registered        Registered           Per Unit(1)           Price(2)          Fee
-------------------------------------------------------------------------------------------------
Common            4,189,000            $0.10                 $418,900          $110.59


(1)  Based on the price paid per share by the selling shareholders.

(2) Estimated solely for the purpose of calculating the registration fee in accordance with Rule 457 under the Securities Act.

The registrant hereby amends this registration statement on such date or dates as may be necessary to delay its effective date until the registrant shall file a further amendment which specifically states that this registration statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until the registration statement shall become effective on such date as the Commission, acting pursuant to said Section 8(a), may determine.

                                   PROSPECTUS

                           DEL CERRO ENTERPRISES, INC.
                                4,189,000 SHARES
                                  COMMON STOCK

The selling shareholders named in this prospectus are offering all of the shares of common stock offered through this prospectus. See the section entitled "Selling Shareholders". The shares were acquired by the 59 selling shareholders directly from the company in a private offering that was exempt from registration under the U.S. Securities laws. See section entitled "Description of Securities".

Our common stock is presently not traded on any market or securities exchange.

THE PURCHASE OF THE SECURITIES OFFERED THROUGH THIS PROSPECTUS INVOLVES A HIGH DEGREE OF RISK. SEE SECTION ENTITLED "RISK FACTORS" ON PAGE 6.

Neither the Securities Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

The date of this Prospectus is: February 2, 2001

                                TABLE OF CONTENTS

Summary ..........................................................    5
Offering .........................................................    5
Risk Factors .....................................................    6
Forward Looking Statements .......................................    7
Use of Proceeds ..................................................    8
Determination of Offering Price ..................................    8
Dilution .........................................................    8
Dividend Policy ..................................................    8
Selling Shareholders .............................................    8
Plan of Distribution .............................................   10
Legal Proceedings ................................................   11
Directors, Officers, Promoters and Control Persons ...............   12
Security Ownership of Certain Beneficial Owners and Management ...   13
Description of Securities ........................................   14
Interests of Named Experts and Counsel ...........................   14
Securities Act Indemnification Disclosure ........................   14
Organization within the Last Five Years ..........................   14
Description of Business ..........................................   15
Plan of Operation ................................................   20
Description of Property ..........................................   21
Certain Relationships and Related Transactions ...................   21
Market for Common Equity and Related Stockholder Matters .........   21
Executive Compensation ...........................................   22
Financial Statements .............................................   23
Changes in or Disagreements with Accountants Disclosure ..........   23
Available Information ............................................   24

                                     SUMMARY

Del Cerro Enterprises, Inc. was incorporated in Nevada on March 10, 1999 for the purpose of developing a high performance driving school in conjunction with annual nationwide open road races.

We received our initial funding through the sale of common stock to investors from the period of approximately March 15, 1999 until March 31, 1999. We offered and sold 59,000 common stock shares at $0.10 per share to non-affiliated private investors. From inception until the date of this filing we have had no material operating activities.


                                    OFFERING

Securities Being Offered            Up to 4,189,000 shares of common stock.

Securities Issued
And to be Issued                    8,449,000 shares of common
                                    stock were issued and outstanding as of the
                                    date of this prospectus.

Use of Proceeds                     We will not receive any proceeds
                                    from the sale of the common stock by the
                                    selling shareholders.

                                  RISK FACTORS

Investors in Del Cerro should be particularly aware of the inherent risks associated with the company's business plan. These risks include but are not limited to:

WE ARE IN THE DEVELOPMENT STAGE OF OUR BUSINESS. DEL CERRO HAS NO OPERATING HISTORY, NO MATERIAL CURRENT OPERATIONS, AND NO PROFITS. AT THIS STAGE OF OUR BUSINESS PLAN, EVEN WITH OUR GOOD FAITH EFFORTS, OUR SHAREHOLDERS ARE ACCEPTING A HIGH PROBABILITY OF LOSING THEIR INVESTMENT.

        While we fully intend to meet our goals per our business plan, our plan may not work. In such a scenario, we could remain as a start-up company with no material operations, revenues, or profits. Although management has been successful in planning and operating other auto racing businesses and events and believes their plan for Del Cerro will generate revenue and profit, there is no guarantee their past experiences will provide Del Cerro with similar future successes.


OUR BUSINESS STRATEGY REQUIRES US TO RAISE FUNDS OF $2,500,000 THROUGH A PRIVATE PLACEMENT. WITHOUT FUNDING, WE COULD REMAIN AS A START-UP COMPANY WITH NO MATERIAL OPERATIONS, REVENUES, OR PROFITS.

        Although we intend to implement our business plan through the foreseeable future and will do our best to mitigate the risks associated with the business plan, there can be no assurance that our efforts will be successful. Depending upon the amount of additional funding we receive, we may be only partially successful or completely unsuccessful in implementing our business plan, and our shareholders may lose part or all of their investment.


OUR COMPETITORS ARE WELL-ESTABLISHED AND HAVE SUBSTANTIALLY GREATER FINANCIAL, MARKETING, PERSONNEL AND OTHER RESOURCES THAN WE DO. SHOULD WE BE UNABLE TO ACHIEVE ENOUGH CUSTOMER MARKET SHARE IN OUR INDUSTRY, WE MAY EXPERIENCE LESS REVENUE THAN ANTICIPATED AND A SIGNIFICANT REDUCTION IN OUR PROFIT.

        We plan to capitalize on our management's contacts in auto racing and name recognition among competition drivers and auto racing fans. While we believe we will be able to successfully compete against other similar auto racing companies, there is no assurance we will be successful in attracting enough competition drivers and auto racing fans to be a competitive force in our industry.


THE CURRENT OFFICERS, RODGER WARD AND SHERRIE WARD, ARE THE SOLE OFFICERS AND DIRECTORS OF THE COMPANY, AND AT THE SAME TIME, THEY ARE INVOLVED IN OTHER BUSINESS ACTIVITIES. DEL CERRO'S NEEDS FOR THEIR TIME AND SERVICES COULD CONFLICT WITH THEIR OTHER BUSINESS ACTIVITIES. THIS POSSIBLE CONFLICT OF INTEREST COULD RESULT IN THEIR INABILITY TO PROPERLY MANAGE DEL CERRO'S AFFAIRS, RESULTING IN DEL CERRO REMAINING A START-UP COMPANY WITH NO MATERIAL OPERATIONS, REVENUES, OR PROFITS.

        We have not formulated a plan to resolve any possible conflicts that may arise. While Del

        Cerro and its officers and directors have not formally adopted a plan to resolve any potential or actual conflicts of interest that exist or that may arise, they have verbally agreed to limit their roles in all other business activities to roles of passive investors and devote full time services to Del Cerro after we raise capital of $2,500,000 through the sale of securities through a private placement and are able to provide officers' salaries per our business plan.

THERE IS NO CURRENT PUBLIC MARKET FOR DEL CERRO'S SECURITIES. WE HAVE NO CURRENT PUBLIC OFFERING AND NO PROPOSED PUBLIC OFFERING OF OUR EQUITY. AS OUR STOCK IS NOT PUBLICLY TRADED, INVESTORS SHOULD BE AWARE THEY PROBABLY WILL BE UNABLE TO SELL THEIR SHARES AND THEIR INVESTMENT IN OUR SECURITIES IS NOT LIQUID.

        We plan to file for trading on the OTC Electronic Bulletin Board which is sponsored by the National Association of Securities Dealers, the NASD. While this could create liquidity for our shareholders through public trading by securities dealers, we do not know when we will be able to file for trading, and there is no guarantee of trading volume or trading price levels sufficient for investors to sell their stock, recover their investment in our stock, or profit from the sale of their stock.

IF THE COMPANY BECOMES LISTED FOR TRADING ON THE OTC ELECTRONIC BULLETIN BOARD THE TRADING IN THE COMPANY'S SHARES MAY BE REGULATED BY SECURITIES AND EXCHANGE COMMISSION RULE 15G-9 WHICH ESTABLISHED THE DEFINITION OF A "PENNY STOCK."

        The Securities and Exchange Commission Rule 15g-9 establishes the definition of a "penny stock", for the purposes relevant to the Company, as any equity security that has a market price of less than $5.00 per share or with an exercise price of less than $5.00 per share, subject to certain exceptions. For any transaction involving a penny stock, unless exempt, the rules require: (i) that a broker or dealer approve a person's account for transactions in penny stocks; and (ii) the broker or dealer receive from the investor a written agreement to the transaction, setting forth the identity and quantity of the penny stock to be purchased. In order to approve a person's account for transactions in penny stocks, the broker or dealer must (i) obtain financial information and investment experience objectives of the person; and (ii) make a reasonable determination that the transactions in penny stocks are suitable for that person and the person has sufficient knowledge and experience in financial matters to be capable of evaluating the risks of transactions in penny stocks. The broker or dealer must also deliver, prior to any transaction in a penny stock, a disclosure schedule prepared by the Commission relating to the penny stock market, which, in highlight form, (i) sets forth the basis on which the broker or dealer made the suitability determination; and (ii) that the broker or dealer received a signed, written agreement from the investor prior to the transaction.

        The effective result of this Rule 15g-9, is that if the share price is below $5.00 there will be less purchasers qualified by their brokers to purchase shares of the company, and therefore a less liquid market for the securities.


                           FORWARD LOOKING STATEMENTS

This prospectus contains forward-looking statements that involve risk and uncertainties. We use words such as "anticipate", "believe", "plan", "expect", "future", "intend", and similar expressions to identify such forward-looking statements. Investors should be aware that all forward-looking statements contained within this filing are good faith estimates of management as of the date of this filing. Our actual results could differ materially from those anticipated in these forward-looking statements for many reasons, including the risks faced by us as described in the "Risk Factors" section and elsewhere in this prospectus.


                                 USE OF PROCEEDS

We will not receive any proceeds from the sale of the common stock offered through this prospectus by the selling shareholders.


                         DETERMINATION OF OFFERING PRICE

We will not determine the offering price of the common stock. The offering price will be determined by market factors and the independent decisions of the selling shareholders. See section entitled "Selling Shareholders".


                                    DILUTION

The common stock to be sold by the selling shareholders is common stock that is currently issued and outstanding. Accordingly there will be no dilution to our existing shareholders.

                                 DIVIDEND POLICY

We have never declared or paid any cash dividends on our common stock. We currently intend to retain future earnings, if any, to finance the expansion of the business. As a result, we do not anticipate paying any cash dividends in the foreseeable future.


                              SELLING SHAREHOLDERS

The selling shareholders named in this prospectus are offering all of the 4,189,000 shares of common stock offered through this prospectus. The shares include the following:

1. 59,000 shares of our common stock that the selling shareholders acquired from us in an offering that was exempt from registration pursuant to
        Section 4(2) as amended of the Securities Act of 1933 and completed on March 31, 1999; and

2. 4,130,000 shared of our common stock that the selling shareholders received pursuant to an 71 for 1 forward stock split executed March 15, 2000.

The following table provides as of November 15, 2000, information regarding the beneficial ownership of our common stock held by each of the selling shareholders, including:

1.      The number of shares owned by each prior to this offering;

2.      The total number of shares that are to be offered for each;

3. The total number of shares that will be owned by each upon completion of the offering;

4.      The percentage owned by each; and

5. The identity of the beneficial holder of any entity that owns the shares.

To the best of our knowledge, the named parties in the table that follows are the beneficial owners and have the sole voting and investment power over all shares or rights to the shares reported. In addition, the table assumes that the selling shareholders do not sell shares of common stock not being offered through this prospectus and do not purchase additional shares of common stock. The column reporting the percentage owned upon completion assumes that all shares offered are sold, and is calculated based on 4,189,000 shares outstanding on November 15, 2000.


                              Shares        Total of       Total       Percent
                              Owned Prior   Shares         Shares      Owned
Name of                       To This       Offered        After       After
Selling Shareholder           Offering      For Sale       Offering    Offering
-------------------------------------------------------------------------------
Ross Aguiar                   71,000        71,000         0           0
Clarence Allen                71,000        71,000         0           0
Ronalene Apodaca              71,000        71,000         0           0
Barbara Auberry               71,000        71,000         0           0
Molly Baldwin                 71,000        71,000         0           0
Jo Ann Banks                  71,000        71,000         0           0
Richard R. Beeghly            71,000        71,000         0           0
Richard S. Beeghly            71,000        71,000         0           0
Ruth Blumberg                 71,000        71,000         0           0
Richard Bowen                 71,000        71,000         0           0
Robert Boyd                   71,000        71,000         0           0
Gary Brafford                 71,000        71,000         0           0
Gail Brown                    71,000        71,000         0           0
Rita Cannizzaro               71,000        71,000         0           0
Donald Clark                  71,000        71,000         0           0
Kimberly Culver               71,000        71,000         0           0
Angela Dawson                 71,000        71,000         0           0
Ray Decker                    71,000        71,000         0           0
John Dolan                    71,000        71,000         0           0
Paula Downing                 71,000        71,000         0           0
Charles Ferlatte              71,000        71,000         0           0
Louis Freeman                 71,000        71,000         0           0
Gary Gil                      71,000        71,000         0           0
Patrick Gilmore               71,000        71,000         0           0
Kenneth Gingras               71,000        71,000         0           0
C.S. Hill                     71,000        71,000         0           0
Thomas Hodges                 71,000        71,000         0           0
Scott Hodges                  71,000        71,000         0           0
Frank Ikeler                  71,000        71,000         0           0
Stephen Jiroch                71,000        71,000         0           0
Lorne Johnson                 71,000        71,000         0           0
Paul Lane                     71,000        71,000         0           0
Brandee Lee                   71,000        71,000         0           0
Randy Long                    71,000        71,000         0           0

Lyle Mason                    71,000        71,000         0           0
Robert Mason                  71,000        71,000         0           0
Patricia Matteo               71,000        71,000         0           0
Alice Maxwell                 71,000        71,000         0           0
Gerald McDonald               71,000        71,000         0           0
Bill McMillen                 71,000        71,000         0           0
George Millar                 71,000        71,000         0           0
Alan Mooers                   71,000        71,000         0           0
Barbara Morrison              71,000        71,000         0           0
Angele Navares                71,000        71,000         0           0
George Obi                    71,000        71,000         0           0
Eric Olsen                    71,000        71,000         0           0
Charles Perkins               71,000        71,000         0           0
Paula Rightmire               71,000        71,000         0           0
Karen Smith                   71,000        71,000         0           0
Michele Sterner               71,000        71,000         0           0
John Sturtevant               71,000        71,000         0           0
Vi Sweet                      71,000        71,000         0           0
Yvonne Terry                  71,000        71,000         0           0
Denise & Kevin Tirrell        71,000        71,000         0           0
Lisa Tom                      71,000        71,000         0           0
Janet Usher                   71,000        71,000         0           0
Michelle Walsh                71,000        71,000         0           0
Patricia White                71,000        71,000         0           0
Ramona Whyno                  71,000        71,000         0           0

To our knowledge, none of the selling shareholders:

1. Has had a material relationship with Del Cerro Enterprises other than as a shareholder as noted above at any time within the past three years; or

2.      Has ever been an officer or director of Del Cerro Enterprises.


                              PLAN OF DISTRIBUTION

The selling shareholders have not informed us of how they plan to sell their shares. However, they may sell some or all of their common stock in one or more transactions, including block transactions:

1. on such public markets or exchanges as the common stock may from time to time be trading;

2.      in privately negotiated transactions;

3.      through the writing of options on the common stock;

4.      in short sales; or

5.      in any combination of these methods of distribution.

The sales price to the public may be:

1.      the market price prevailing at the time of sale;

2.      a price related to such prevailing market price; or

3. such other price as the selling shareholders determine from time to time.

The shares may also be sold in compliance with the Securities and Exchange Commission's Rule 144.

The selling shareholders may also sell their shares directly to market makers acting as principals or brokers or dealers, who may act as agent or acquire the common stock as a principal. Any broker or dealer participating in such transactions as agent may receive a commission from the selling shareholders, or, if they act as agent for the purchaser of such common stock, from such purchaser. The selling shareholders will likely pay the usual and customary brokerage fees for such services. Brokers or dealers may agree with the selling shareholders to sell a specified number of shares at a stipulated price per share and, to the extent such broker or dealer is unable to do so acting as agent for the selling shareholders, to purchase, as principal, any unsold shares at the price required to fulfill the respective broker's or dealer's commitment to the selling shareholders. Brokers or dealers who acquire shares as principals may thereafter resell such shares from time to time in transactions in a market or on an exchange, in negotiated transactions or otherwise, at market prices prevailing at the time of sale or at negotiated prices, and in connection with such re-sales may pay or receive commissions to or from the purchasers of such shares. These transactions may involve cross and block transactions that may involve sales to and through other brokers or dealers. If applicable, the selling shareholders also may have distributed, or may distribute, shares to one or more of their partners who are unaffiliated with us. Such partners may, in turn, distribute such shares as described above. We can provide no assurance that all or any of the common stock offered will be sold by the selling shareholders.

We are bearing all costs relating to the registration of the common stock. Any commissions or other fees payable to brokers or dealers in connection with any sale of the common stock, however, will be borne by the selling shareholders or other party selling the common stock.

The selling shareholders must comply with the requirements of the Securities Act of 1933 and the Securities Exchange Act of 1934 in the offer and sale of their common stock. In particular, during times that the selling shareholders may be deemed to be engaged in a distribution of the common stock, and therefore be considered to be an underwriter, they must comply with applicable law and may, among other things:

1. not engage in any stabilization activities in connection with our common stock;

2. furnish each broker or dealer through which common stock may be offered, such copies of this prospectus, as amended from time to time, as may be required by such broker or dealer; and

3. not bid for or purchase any of our securities or attempt to induce any person to purchase any of our securities other than as permitted under the Securities Exchange Act.


                                LEGAL PROCEEDINGS

Del Cerro is not currently involved in any legal proceedings and is not aware of any pending or potential legal actions.

                    DIRECTORS, EXECUTIVE OFFICERS, PROMOTERS,
                               AND CONTROL PERSONS

The directors and officers of Del Cerro, all of those whose one year terms will expire 3/31/01, or at such a time as their successors shall be elected and qualified are as follows:

Name & Address                              Age      Position          Date First Elected        Term Expires
--------------                              ---      --------          ------------------        ------------
Rodger Ward                                 79       President,        3/15/99                   3/31/01
2635 Camino del Rio S. #211                          Treasurer,
San Diego, CA 92108                                  Director

Sherrie Ward                                49       Secretary,        3/15/99                   3/31/01
2635 Camino del Rio S. #211                          Director
San Diego, CA 92108

Each of the foregoing persons may be deemed a "promoter" of the company, as that term is defined in the rules and regulations promulgated under the Securities and Exchange Act of 1933.

Directors are elected to serve until the next annual meeting of stockholders and until their successors have been elected and qualified. Officers are appointed to serve until the meeting of the board of directors following the next annual meeting of stockholders and until their successors have been elected and qualified.

The directors, Rodger and Sherrie Ward, are husband and wife.

No executive officer or director of the corporation has been the subject of any Order, Judgement, or Decree of any Court of competent jurisdiction, or any regulatory agency permanently or temporarily enjoining, barring suspending or otherwise limiting him from acting as an investment advisor, underwriter, broker or dealer in the securities industry, or as an affiliated person, director or employee of an investment company, bank, savings and loan association, or insurance company or from engaging in or continuing any conduct or practice in connection with any such activity or in connection with the purchase or sale of any securities.

No executive officer or director of the corporation has been convicted in any criminal proceeding (excluding traffic violations) or is the subject of a criminal proceeding which is currently pending.

No executive officer or director of the corporation is the subject of any pending legal proceedings.


Resumes

Rodger Ward, President, Treasurer & Director

1995 - Current            President, Classic Auto Racing Society, El Cajon,
                          California. Company specializes in staging open road competition races in various states. Responsible for staff and safety personnel training, public relations, marketing, technical rule enforcement, technical inspection personnel training, course design and selection.

1980 - Current            Racing Analyst, Speaker

1979 - 1984               Director of Special Events, Circus Circus Hotel &
                          Casino, Las Vegas, NV Manager, Circus Circus Unlimited
                          Hydroplane Racing Team

1975 - 1978               Owner/Promoter, Owasso Motor Speedway, Michigan

1969 - 1972               Director of Public Relations, Ontario Motor Speedway,
                          California

                          Indianapolis 500 Champion 1959 & 1962
                          USAC National Champion 1959 & 1962


Sherrie Ward, Secretary & Director

1994 - Current            Secretary, Treasurer, Classic Auto Society, El Cajon,
                          California. Company specializes in staging open road competition races in various states. Responsible for licensing, state and local permits, pre-event planning and setup, administration, accounting, contract preparation, television broadcasting negotiations, event scheduling, sponsorships, and daily operations management.



                 SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS
                                 AND MANAGEMENT

The following table sets forth information on the ownership of the company's voting securities by officers, directors and major shareholders as well as those who own beneficially more than five percent of the company's common stock through the most current date - January 19, 2001:

Title Of                                 Amount &                Percent
Class             Name                   Nature of owner         Owned
--------          ----                   ---------------         -------
Common            Rodger Ward            2,130,000(a)            25%

Common            Sherrie Ward           2,130,000(b)            25%

Total Shares Owned by Officers
& Directors As a Group                   4,260,000               50%

(a) Mr. Ward received 30,000 shares of the company's common stock on March 12, 1999 for administrative services and services related to the company's business plan. 2,100,000 shares of the company's common stock were issued to him per a 71 for 1 stock split on March 15, 2000.

(b) Mrs. Ward received 30,000 shares of the company's common stock on March 12, 1999 for administrative services and services related to the company's business plan. 2,100,000 shares of the company's common stock were issued to her per a 71 for 1 stock split on March 15, 2000.

                           DESCRIPTION OF SECURITIES

Del Cerro's Certificate of Incorporation authorizes the issuance of 50,000,000 shares of common stock, .001 par value per share. There is no preferred stock authorized. Holders of shares of common stock are entitled to one vote for each share on all matters to be voted on by the stockholders. Holders of common stock have cumulative voting rights. Holders of shares of common stock are entitled to share ratably in dividends, if any, as may be declared, from time to time by the board of directors in its discretion, from funds legally available therefore. In the event of a liquidation, dissolution, or winding up of the company, the holders of shares of common stock are entitled to share pro rata all assets remaining after payment in full of all liabilities. Holders of common stock have no preemptive or other subscription rights, and there are no conversion rights or redemption or sinking fund provisions with respect to such shares.


                      INTEREST OF NAMED EXPERTS AND COUNSEL

No expert or counsel named in this prospectus as having prepared or certified any part of this prospectus or having given an opinion upon the validity of the securities being registered or upon other legal matters in connection with the registration or offering of the common stock was employed on a contingency basis, or had, or is to receive, in connection with the offering, a substantial interest, direct or indirect, in the registrant. Nor was any such person connected with the registrant as a promoter, managing or principal underwriter, voting trustee, director, officer or employee.

Jennifer Pulver, our independent counsel, has provided an opinion on the validity of our common stock.


                    SECURITIES ACT INDEMNIFICATION DISCLOSURE

Del Cerro's By-Laws allow for the indemnification of company officers and directors in regard to their carrying out the duties of their offices. We have been advised that in the opinion of the Securities and Exchange Commission indemnification for liabilities arising under the Securities Act is against public policy as expressed in the Securities Act, and is, therefore unenforceable. In the event that a claim for indemnification against such liabilities is asserted by one of our directors, officers, or other controlling persons in connection with the securities registered, we will, unless in the opinion of our legal counsel the matter has been settled by controlling precedent, submit the question of whether such indemnification is against public policy to a court of appropriate jurisdiction. We will then be governed by the court's decision.


                       ORGANIZATION WITHIN LAST FIVE YEARS

Del Cerro Enterprises, Inc. was incorporated in Nevada on March 10, 1999. In March of 1999 the board of directors voted to seek capital and began development of our business plan. During March 1999 we received our initial funding through the sale of common stock to non-affiliated private investors.

                             DESCRIPTION OF BUSINESS

FORM AND YEAR OF ORGANIZATION

Del Cerro Enterprises, Inc. was incorporated in Nevada on March 10, 1999. From inception until the date of this filing we have had no material operating activities.


Any Bankruptcy, Receivership, Or Similar Proceedings

There have been no bankruptcy, receivership or similar proceedings.


Any Material Reclassification, Merger, Consolidation, Or Purchase Or Sale Of A Significant Amount Of Assets Not In The Ordinary Course Of Business

There have been no material reclassifications, mergers, consolidations, or purchase or sale of a significant amount of assets not in the ordinary course of business.


Principal Products Or Services And Their Markets

We intend to offer high speed driving courses at local road racing facilities in conjunction with established open road races. The extensive instruction will include a structured curriculum of classroom and track sessions that will provide an understanding of the fundamentals of road racing. Classroom sessions will emphasize techniques, racing lines, equipment preparation, technical inspections and safety procedures. For those participating in the open road races, sessions will also be offered to cover timing, driver/navigator team participation, pre-run videos and detailed course notes. Track time will be an intensive series of slalom, braking and downshifting exercises that give the participant the opportunity to utilize the techniques and skills discussed in the classroom in a systematic and controlled environment. Additional track time will allow the instructor to critique the racer's skill application in a series of lapping sessions at progressively higher speeds, utilizing radio communication between instructor and student.

We will initially focus on the participants in the three established open road races organized by Rodger Ward's Classic Auto Racing Society:

Big Bend Open Road Race
        US Highway 285, Fort Stockton - Sanderson - Ft. Stockton, Texas. 120 mile "boomerang" event held each April.

Gambler's Run Twin 50's
        Nevada State Route 225, Elko - Wild Horse - Elko, Nevada. 100 mile "boomerang" event held each June.

Pony Express Open Road Race
        Nevada State Route 305, Battle Mountain - Austin, Nevada. 84 mile event held each September.

Open Road Races are conducted on a section of State or Federal Highway, generally 50 miles or more in length. The participants race the entire distance at a target speed that they have qualified for based upon the tech speed of their vehicle. The cars are started in a staggered format with the faster cars starting first at two to three minute intervals. There is virtually no passing and no wheel to wheel competition. Participants are required to show proof of completion of an approved high speed driving course. Awards are given to participants who come closest to averaging their target speed. Speed divisions are differentiated by vehicle safety equipment and driver's racing experience -
Touring: 95-110mph, Grand Touring: 115-130mph, Grand Sport: 135-160mph, Super
Sport: 170-180mph, and Unlimited: 180+ mph.

Utilizing management's experience in and knowledge of the motorsport industry, we plan to conduct multi-day courses at a selection of the more than 25 road courses located in the states surrounding the open road races. While the company has not begun race track rental discussions or signed rental agreements with any course to date, management has identified primary race track facilities that may include:

         Arizona

                  Firebird Intl. Raceway                      Chandler          1.6 mile
                  Phoenix Intl. Raceway                       Mesa              1.51 mile

         California

                  Holtville Raceway                           Holtville         1.43 mile
                  Buttonwillow Raceway                        Buttonwillow      3 mile
                  Laguna Seca                                 Monterey          2.24 mile
                  Sears Point Raceway                         Sonoma            2.52 mile
                  Willow Springs Motorsports Park             Rosamond          2.5 mile

         Colorado

                  Pueblo Motorsports Park                     Pueblo            2.2 mile
                  Aspen Sports Car Club                       Woody Creek       1.1 mile
                  LaJunta Raceway                             LaJunta           1.6 mile
                  Mountain View Motor Sport Park              Mead              1.8 mile
                  Pikes Peak Intl Raceway                     Fountain          1.3 mile
                  Second Creek Raceway                        Denver            1.7 mile

         Nevada

                  Las Vegas Motor Speedway                    Las Vegas         2.5 mile
                  Reno-Fernley Raceway                        Fernley           15 mile

         Texas

                  Cabaniss N.A.S.                             Corpus Cristi     2.6 mile
                  Texas Motor Speedway                        Fort Worth        2.5 mile
                  Texas World Speedway                        College Stn.      3.1 mile
                  Abilene Municipal Airport                   Abilene           1.7 mile
                  Oak Hill Raceway                            Henderson         1.8 mile

Courses for those not participating in the open road races will also be offered. These may include High Performance Driving - a course combining advanced street driving skills with techniques refined through years on the racetrack; Highway Survival Training - emphasizing defensive driving skills and elements of car control such as accident avoidance, skid control and high-speed braking; and Teenage Defensive Driving - teaching teens skills such as accident avoidance, skid control, advanced braking and ABS techniques.

Management is familiar with the operating procedures and rental availability of all of the racing facilities for planned use in the company's road course racing and driving instruction. These facilities are available throughout the year on rental schedules. However, if scheduling conflicts arise at these facilities, management believes they will be able to arrange rental dates at alternate suitable racing facilities as there are eighteen race tracks in Arizona, ninety in California, twenty-four in Colorado, twenty-two in Nevada, and eighty-eight in Texas. Management is confident, based upon prior experience, that they will be able to secure rental racing facilities at either primary or alternate race courses suitable for the company's planned multi-day driving and instructions courses.

In management's opinion and experience the popularity of open road racing is increasing along with other forms of motorsport. Open road racing had it's beginnings in the 19th century and experienced a revival in the years following World War II. In recent years the number and types of open road races have increased including a new motorsports sanctioning body, the Grand American Road Racing Association.

The company's business plan proposes to utilize its founders' backgrounds to develop its racing school. The business plan requires we, during the first six months, raise capital of $2,500,000 through the sale of common stock in a private placement. After raising the projected capital, we have a planned budget for months seven through twelve of $957,000 for development of its school to include $215,000 for five track vehicles and one pre-run van, $240,000 for one equipment hauler, $80,000 for two full-time instructors, $30,000 for temporary track personnel, $180,000 for facility rentals - including insurance and safety personnel, $25,000 for one marketing manager, $17,000 for one office staff assistant, $25,000 for purchase of computers and fixed assets, $75,000 for advertising, $20,000 for travel expenses, and $50,000 for rent and other operating expenses. In addition, based upon management's experience and the company's business plan, the company will budget approximately $60,000 per year for property and injury insurance coverage of $5,000,000. Management believes this level of insurance is adequate as race track facilities include insurance coverage in their rental rates, and all driving participants will be required to sign property damage and injury disclaimers related to the inherent risks in high speed driving activities.

There are no assurances that the company's planned sale of $2,500,000 of common stock will be successful. If no funding is received during the next twelve months, we will be forced to rely on its existing cash in the bank and funds loaned by the directors and officers. The officers and directors have no formal commitments or arrangements to advance or loan funds to the company. In such a restricted cash flow scenario, we would be unable to complete our business plan steps, and would, instead, delay all cash intensive activities. Without necessary cash flow, we may be dormant during the next twelve months, or until such time as necessary funds could be raised in the equity securities market.

DISTRIBUTION METHODS OF PRODUCTS OR SERVICES

For the first two years of our business plan, we plan to advertise the driving school through our directors' web site, www.openroadracing.com. In addition, we plan to advertise in publications, such as AutoWeek, AutoRacingDigest, and Grassroots Motorsports, maintain links on Internet web pages such as racingschools.com, TheRaceNet.com, and RacingPress.com. Ads in local newspapers and track publications surrounding the open road races may be placed prior to each event. Sponsorships for drivers in local events may also be considered.


PLANNED NEW PRODUCT OR SERVICE

Del Cerro has no new product or service planned or announced to the public.


COMPETITION AND COMPETITIVE POSITION

The size and financial strength of our primary competitors, The Bondurant School, Richard Petty Driving Experience and Skip Barber Racing School are substantially greater than those of the company. In examining major competitors, we have concluded none offer a driving school in conjunction with a competitive open road race. The Bondurant and Barber racing schools target the amateur and professional race car driver seeking to improve specific areas of their driving and racing techniques. The Petty Driving Experience targets racing enthusiasts with programs designed to provide them the opportunity to drive a race car in a controlled environment. However, the company's competitors have longer operating histories, larger customer bases, and greater brand recognition than Del Cerro. We are not aware of any significant barriers to our entry into the motorsport market, however, at this time we have no market share of this market.


SUPPLIERS AND SOURCES OF RAW MATERIALS


Management will rely on their combined experience and knowledge in the auto racing business to arrange for the acquisition of vehicles for the racing school. We plan to utilize road race chassis builders to design and assemble our vehicles and purchase engines from motorsport engine builders to be installed in the cars. While we have no current contracts with chassis or engine builders, management is aware of chassis builders such as Neely Motorsports, Hutcherson-Pagan Enterprises and S&W Race Cars, and engine builders such as Gustaf Engine & Machine, Draime Racing Engines and Skip Govia Motorsports, Inc. Miscellaneous parts and safety equipment are available from many suppliers such as Trac Dynamics, Simpson Racing, BSR Products and Port City Racing. Management is also aware of opportunities to purchase turnkey vehicles from professional race teams at auctions held annually throughout the U.S. and will consider the most cost-efficient means for the acquisition of the vehicles while meeting all safety specifications. We plan to enter into agreements with chassis and engine builders per our business plan after raising capital during the first six months of the plan.


DEPENDENCE ON ONE OR A FEW MAJOR CUSTOMERS

We will not depend on any one or a few major customers. Our target market is the millions of auto racing fans and competition drivers in the U.S. There are currently 1,585 race tracks located in the United States, 286 of those located in the states surrounding the road races organized by Del Cerro's Directors.

PATENTS, TRADEMARKS, FRANCHISES, CONCESSIONS, ROYALTY AGREEMENTS, LABOR
CONTRACTS

We have no current plans for any registrations such as patents, trademarks, copyrights, franchises, concessions, royalty agreements or labor contracts. When we have sufficient funding, management will seek legal counsel to determine if any registrations would be in the best interests of the company.

REQUIREMENTS FOR GOVERNMENT APPROVAL OF PRINCIPAL PRODUCTS OR SERVICES

We are not required to apply for or have any government approval for our products or services. Open Road Races are organized with State or Federal Highway officials allowing promoters to shut down a designated section of highway for a period of 8 to 10 hours. Drivers participating in the school will be required to show a valid state, military or international driver's license.


EFFECT OF GOVERNMENTAL REGULATIONS ON THE COMPANY'S BUSINESS

Del Cerro's business is not subject to material regulation by federal governmental agencies. We will be required to meet all state and local safety standards for the vehicles used in our driving schools. Management personnel are familiar with all state and local safety requirements based on their experience operating open road racing events.


RESEARCH AND DEVELOPMENT FUNDING DURING THE LAST TWO YEARS

We have not expended funds for research and development costs since inception.


COSTS AND EFFECTS OF COMPLIANCE WITH ENVIRONMENTAL LAWS

We have not expended any funds for compliance with environmental laws and do not anticipate our business plan will encompass any such compliance requirements.


NUMBER OF EMPLOYEES

Del Cerro's only current employees are its two officers who will devote as much time as the board of directors determines is necessary to manage the affairs of the company. The officers intend to work on a full-time basis when the company raises capital per its business plan. The business plan calls for hiring four new full time employees during the next twelve months.


REPORTS TO SECURITY HOLDERS

We provide an annual report that includes our financial information to our shareholders. We make our financial information equally available to any interested parties or investors through compliance with the disclosure rules of Regulation S-B for a small business issuer under the Securities Exchange Act of 1934. Del Cerro became subject to disclosure filing requirements effective July 18, 2000, was cleared of all comments on May 25, 2000, and is current in its required filings, including Form 10-KSB annually and Form 10-QSB quarterly. In addition, we will file Form 8 and other proxy and information statements from time to time as required. We do not intend to voluntarily file the above reports in the event our obligation to file such reports is suspended under the Exchange Act.

The public may read and copy any materials that we file with the Securities and Exchange Commission, ("SEC"), at the SEC's Public Reference Room at 450 Fifth Street NW, Washington D. C. 20549. The public may obtain information on the operation of the Public Reference Room by calling the SEC at 1-800-SEC-0330. The SEC maintains an Internet site (http://www.sec.gov) that contains reports, proxy and information statements, and other information regarding issuers that file electronically with the SEC.


                                PLAN OF OPERATION

Our current cash balance is $1,439. Management believes the current cash balance is sufficient to fund the current minimum level of operations through the third quarter of 2001, however, in order to advance the business plan we must raise capital through the sale of equity securities. We are a development stage company and have generated no revenue to date. We have sold $5,900 in equity securities. These sales of equity securities have allowed us to maintain a positive cash flow balance. We have received a going concern opinion of our financial statements that raises substantial doubt as to our ability to continue as a going concern.

Our two-year business plan encompasses the following steps to implement our goals: during months one through six raise capital of $2,500,000 through the sale of common stock in a private placement; during months seven through twelve budget $957,000 for development of its school to include $215,000 for five track vehicles and one pre-run van, $240,000 for one equipment hauler, $80,000 for two full-time instructors, $30,000 for temporary track personnel, $180,000 for facility rentals - including insurance and safety personnel, $25,000 for one marketing manager, $17,000 for one office staff assistant, $25,000 for purchase of computers and fixed assets, $75,000 for advertising, $20,000 for travel expenses, and $50,000 for rent and other operating expenses. In addition, based upon management's experience and the company's business plan, the company will budget approximately $60,000 per year for property and injury insurance coverage of $5,000,000. Management believes this level of insurance is adequate as race track facilities include insurance coverage in their rental rates, and all driving participants will be required to sign property damage and injury disclaimers related to the inherent risks in high speed driving activities.

We will only be able to advance our business plan after we receive capital funding through the sale of equity securities. After raising capital, management intends to hire employees, rent commercial space in San Diego County, California, purchase furniture and equipment, and begin development of its operations. We intend to use the equity capital to fund the business plan during the next twelve months as cash flow from sales is not estimated to begin until year two of the business plan. We will face considerable risk in each of our business plan steps, such as difficulty of hiring competent personnel within budget, difficulty in securing track facility rental, and a shortfall of funding due to our inability to raise capital in the equity securities market. If no funding is received during the next twelve months, we will be forced to rely on its existing cash in the bank and funds loaned by the directors and officers. The officers and directors have no formal commitments or arrangements to advance or loan funds to the company. In such a restricted cash flow scenario, we would be unable to complete our business plan steps, and would, instead, delay all cash intensive activities. Without necessary cash flow, we may be dormant during the next twelve months, or until such time as necessary funds could be raised in the equity securities market.

There are no current plans for additional product research and development. We plan to purchase approximately $25,000 in furniture, computers, and software during the next twelve months from proceeds of the equity security sales. The business plan provides for an increase of four employees during the next twelve months.


                             DESCRIPTION OF PROPERTY

Del Cerro's principal executive office address is 2635 Camino del Rio South #211, San Diego, CA 92108. The principal executive office and telephone number are provided by an officer of the corporation. The costs associated with the use of the telephone and mailing address were deemed by management to be immaterial as the telephone and mailing address were almost exclusively used by the officer for other business purposes. Management considers the current principal office space arrangement adequate until such time as we are able to achieve our business plan goal of raising capital of $2,500,000 and then begin hiring new employees per the business plan.


                 CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

The principal executive office and telephone number are provided by Mr. Ward, an officer of the corporation. The costs associated with the use of the telephone and mailing address were deemed by management to be immaterial as the telephone and mailing address were almost exclusively used by the officer for other business purposes.


       MARKET PRICE OF AND DIVIDENDS ON THE REGISTRANT'S COMMON EQUITY AND
                            OTHER SHAREHOLDER MATTERS

Del Cerro plans to file for trading on the OTC Electronic Bulletin Board which is sponsored by the National Association of Securities Dealers (NASD) as soon as the Securities and Exchange commission notifies us that our SB-2 Registration Statement is effective. The OTC Electronic Bulletin Board is a network of security dealers who buy and sell stock. The dealers are connected by a computer network which provides information on current "bids", "asks" and volume.

As of the date of this filing, there is no public market for our securities. There has been no public trading of our securities, and, therefore, no high and low bid pricing. As of November 15, 2000, Del Cerro had 61 shareholders of record. We have paid no cash dividends and have no outstanding options.

                             EXECUTIVE COMPENSATION

Del Cerro's current officers receive no compensation.

                           Summary Compensation Table


                                                      Other
Name &                                                annual      Restricted               LTIP        All other
principle                   Salary       Bonus        compen-     stock        Options     Payouts     compen-
position         Year         ($)         ($)         sation($)   awards($)    SARs          ($)       sation($)
----------------------------------------------------------------------------------------------------------------
R Ward           1999         -0-         -0-         -0-         3,000         -0-         -0-         -0-
President        2000         -0-         -0-         -0-           -0-         -0-         -0-         -0-

S Ward           1999         -0-         -0-         -0-         3,000         -0-         -0-         -0-
Secretary        2000         -0-         -0-         -0-           -0-         -0-         -0-         -0-


There are no current employment agreements between Del Cerro and its executive officers.

The Board agreed to pay Mr. Ward for administrative services and services related to the company's business plan 30,000 shares of the company's common stock on March 12, 1999. The stock was valued at the price unaffiliated investors paid for stock sold by the company, $.10 per share. On March 15, 2000, 2,100,000 shares of the company's common stock were issued to him per a 71 for 1 stock split.

The Board agreed to pay Mrs. Ward for administrative services and services related to the company's business plan 30,000 shares of the company's common stock on March 12, 1999. The stock was valued at the price unaffiliated investors paid for stock sold by the company, $.10 per share. On March 15, 2000, 2,100,000 shares of the company's common stock were issued to her per a 71 for 1 stock split.

The terms of these stock issuances were as fair to Del Cerro, in the board's opinion, as could have been made with an unaffiliated third party.

The officers currently devote an immaterial amount of time to manage the affairs of the company. The directors and principal officers have agreed to work with no remuneration until such time as we receive sufficient revenues necessary to provide proper salaries to all officers and compensation for directors' participation. The officers and the board of directors have the responsibility to determine the timing of remuneration for key personnel based upon such factors as positive cash flow to include stock sales, product sales, estimated cash expenditures, accounts receivable, accounts payable, notes payable, and a cash balance of not less than $25,000 at each month end. When positive cash flow reaches $25,000 at each month end and appears sustainable the board of directors will readdress compensation for key personnel and enact a plan at that time which will benefit the company as a whole. At this time, management cannot accurately estimate when sufficient revenues will occur to implement this compensation, or the exact amount of compensation.

There are no annuity, pension or retirement benefits proposed to be paid to officers, directors or employees of the corporation in the event of retirement at normal retirement date pursuant to any presently existing plan provided or contributed to by the corporation or any of its subsidiaries, if any.


                              FINANCIAL STATEMENTS

The audited financial statements of Del Cerro for the years ended September 30, 2000 and 1999 and related notes which are included in this offering have been examined by Barry Friedman, CPA, and have been so included in reliance upon the opinion of such accountants given upon their authority as an expert in auditing and accounting.



           CHANGES IN AND DISAGREEMENTS WITH ACCOUNTANTS ON ACCOUNTING
                        CONTROL AND FINANCIAL DISCLOSURE

None.

                           DEL CERRO ENTERPRISES, INC.
                          (A Development Stage Company)


                              FINANCIAL STATEMENTS
                               SEPTEMBER 30, 2000
                               SEPTEMBER 30, 1999

                                TABLE OF CONTENTS


                                                             PAGE #
                                                             ------
INDEPENDENT AUDITORS REPORT                                       F1

ASSETS                                                            F2

LIABILITIES AND STOCKHOLDERS' EQUITY                              F3

STATEMENT OF OPERATIONS                                           F4

STATEMENT OF STOCKHOLDERS' EQUITY                                 F5

STATEMENT OF CASH FLOWS                                           F6

NOTES TO FINANCIAL STATEMENTS                                 F7-F11

                            BARRY L. FRIEDMAN, P.C.
                          CERTIFIED PUBLIC ACCOUNTANT

1582 TULITA DRIVE                                         OFFICE  (702) 361-8414
LAS VEGAS, NEVADA 89123                                   FAX NO. (702) 896-0278
                          INDEPENDENT AUDITORS' REPORT
Board of Directors                                              October 23, 2000
DEL CERRO ENTERPRISES, INC.
San Diego, California

        I have audited the accompanying Balance Sheets of DEL CERRO ENTERPRISES, INC. (A Development Stage Company), as of September 30, 2000, and September 30, 1999, and the related statements of operations, stockholders' equity and cash flows for the year ended September 30, 2000, and the period March 10, 1999, (inception), to September 30, 1999. These financial statements are the responsibility of the Company's management. My responsibility is to express an opinion on these financial statements based on my audit.

        I conducted my audit in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. I believe that my audit provides a reasonable basis for my opinion.

        In my opinion, the financial statements referred to above present fairly, in all material respects, the financial position of DEL CERRO ENTERPRISES, INC. (A Development Stage Company), as of September 30, 2000, and September 30, 1999, and the related statements of operations, stockholders' equity and cash flows for the year ended September 30, 2000, and the period March 10, 1999, (inception), to September 30, 1999, in conformity with generally accepted accounting principles.

        The accompanying financial statements have been prepared assuming the Company will continue as a going concern. As discussed in Note #5 to the financial statements, the Company has suffered recurring losses from operations and has no established source of revenue. This raises substantial doubt about its ability to continue as a going concern. Management's plan in regard to these matters is described in Note #5. These financial statements do not include any adjustments that might result from the outcome of this uncertainty.

/s/  BARRY L. FRIEDMAN
---------------------------
Barry L. Friedman
Certified Public Accountant

                                     - F1 -

                           DEL CERRO ENTERPRISES, INC.
                          (A Development Stage Company)

                                  BALANCE SHEET

                                     ASSETS


                               SEPTEMBER     SEPTEMBER
                               30, 2000      30, 1999
                                ------        ------
CURRENT ASSETS

    CASH                        $1,554        $5,900
                                ------        ------

    TOTAL CURRENT ASSETS        $1,554        $5,900
                                ------        ------

OTHER ASSETS                    $    0        $    0
                                ------        ------

    TOTAL OTHER ASSETS          $    0        $    0
                                ------        ------

TOTAL ASSETS                    $1,554        $5,900
                                ------        ------



   The accompanying notes are an integral part of these financial statements



                                     - F2 -

                           DEL CERRO ENTERPRISES, INC.
                          (A Development Stage Company)


                                  BALANCE SHEET


                      LIABILITIES AND STOCKHOLDERS' EQUITY


                                       SEPTEMBER     SEPTEMBER
                                       30, 2000      30, 1999
                                       ---------     ---------
CURRENT LIABILITIES                     $    0        $    0
                                        ------       -------

    TOTAL CURRENT LIABILITIES           $    0        $    0
                                        ------       -------


STOCKHOLDERS' EQUITY (Note #4)

    Common stock
    Par value $0.001
    Authorized 50,000,000 shares
    Issued and outstanding at

    September 30, 1999--
    119,000 shares                                    $  119

    September 30, 2000--
    8,449,000 shares                    $8,449

    Additional Paid-In Capital          +3,451       +11,781

    Deficit accumulated during
    The Development stage              -10,346        -6,000
                                        ------       -------

TOTAL STOCKHOLDERS' EQUITY              $1,554        $5,900
                                        ------       -------

TOTAL LIABILITIES AND
STOCKHOLDERS' EQUITY                    $1,554        $5,900
                                        ------       -------



    The accompanying notes are an integral part of these financial statements


                                     - F3 -

                           DEL CERRO ENTERPRISES, INC.
                          (A Development Stage Company)


                             STATEMENT OF OPERATIONS


                                   YEAR            MAR. 10,       MAR. 10, 1999
                                  ENDED            1999, TO        (INCEPTION)
                                 SEP. 30,          SEPT. 30,       TO SEP. 30,
                                   2000              1999              2000
                                ----------        ----------       -----------
INCOME
    Revenue                     $        0        $        0        $        0
                                ----------        ----------        ----------


EXPENSES

    General, Selling and
    Administrative              $    4,346        $    6,000        $   10,346
                                ----------        ----------        ----------

    TOTAL EXPENSES              $    4,346        $    6,000        $   10,346
                                ----------        ----------        ----------

NET PROFIT/LOSS (-)                $-4,346           $-6,000          $-10,346
                                ----------        ----------        ----------


Net Profit/Loss (-)
per weighted share
(Note #1)                             $Nil              $Nil              $Nil
                                ----------        ----------        ----------


Weighted average
Number of common
shares outstanding               8,449,000         8,449,000         8,449,000
                                ----------        ----------        ----------


    The accompanying notes are an integral part of these financial statements


                                     - F4 -

                           DEL CERRO ENTERPRISES, INC.
                          (A Development Stage Company)


                  STATEMENT OF CHANGES IN STOCKHOLDERS' EQUITY


                                                             Additional       Accumu-
                            Common           Stock            paid-in         lated
                            Shares           Amount           Capital         Deficit
                           ---------        ---------        ---------        --------
March 24, 1999
Issued For Services           60,000        $      60        $   5,940

April 2, 1999
Issued For Cash               59,000               59            5,841

Net loss year ended
March 10, 1999
(Inception) to
September 30, 1999                                                             $-6,000
                           ---------        ---------        ---------        --------

Balance,
September 30, 1999           119,000        $     119        $  11,781         $-6,000

March 15, 2000
Forward Stock Split
70 for 1                   8,330,000           +8,330           -8,330

Net Loss Year Ended
September 30, 2000                                                              -4,346
                           ---------        ---------        ---------        --------
Balance,
September 30, 2000         8,449,000        $   8,449        $   3,451        $-10,346
                           ---------        ---------        ---------        --------



    The accompanying notes are an integral part of these financial statements


                                     - F5 -

                           DEL CERRO ENTERPRISES, INC.
                          (A Development Stage Company)


                             STATEMENT OF CASH FLOWS


                                     YEAR            MAR. 10,        MAR. 10, 1999
                                     ENDED           1999, TO         (INCEPTION)
                                    SEP. 30,         SEPT. 30,        TO SEP. 30,
                                     2000              1999              2000
                                    --------         --------         -----------
Cash Flows from
Operating Activities

    Net Loss                       $-4,346           $-6,000           $-10,346

    Adjustment to
    Reconcile net loss
    To net cash provided
    by operating
    Activities
    Issue Common Stock
    For Services                         0            +6,000             +6,000

Changes in assets and
Liabilities                              0                 0                  0
                                    ------            ------           --------

Net cash used in
Operating activities               $-4,346           $     0           $ -4,346

Cash Flows from
Investing Activities                     0                 0                  0

Cash Flows from
Financing Activities

    Issuance of Common
    Stock for Cash                       0            +5,900             +5,900
                                    ------            ------           --------

Net Increase (decrease)            $-4,346           $+5,900             +1,554

Cash,
Beginning of period                 +5,900                 0                  0
                                    ------            ------           --------

Cash, End of Period                $ 1,554           $ 5,900           $  1,554
                                   -------           -------           --------


    The accompanying notes are an integral part of these financial statements


                                     - F6 -

                           DEL CERRO ENTERPRISES, INC.
                          (A Development Stage Company)


                          NOTES TO FINANCIAL STATEMENTS

                   SEPTEMBER 30, 2000, AND SEPTEMBER 30, 1999



NOTE 1 -- HISTORY AND ORGANIZATION OF THE COMPANY

        The Company was organized March 10,1999, under the laws of the State of Nevada as DEL CERRO ENTERPRISES, INC. The Company currently has no operations and in accordance with SFAS #7, is considered a development company. In March 1999, the board of directors voted to seek capital and began developing a business plan. In March 1999 the Company received its initial funding through the sale of common stock. The company remains in a development stage until it completes its registration statement process with the U.S. Securities and Exchange Commission, is listed on a stock exchange, and secures equity funding.


NOTE 2 -- SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

        Accounting Method

               The Company records income and expenses on the accrual method.

        Estimates

               The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenue and expenses during the reporting period. Actual results could differ from estimates.

        Cash and equivalents

               The Company maintains a cash balance in a non-interest-bearing bank that currently does not exceed federally insured limits. For the purpose of the statements of cash flows, all highly liquid investments with the maturity of three months or less are considered to be cash equivalents.

                                     - F7 -

                           DEL CERRO ENTERPRISES, INC.
                          (A Development Stage Company)



                    NOTES TO FINANCIAL STATEMENTS (CONTINUED)

                   SEPTEMBER 30, 2000, AND SEPTEMBER 30, 1999


NOTE 2 -- SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (CONTINUED)

        Income Taxes

               Income taxes are provided for using the liability method of accounting in accordance with Statement of Financial Accounting Standards No. 109 (SFAS #109) "Accounting for Income Taxes". A deferred tax asset or liability is recorded for all temporary difference between financial and tax reporting. Deferred tax expense (benefit) results from the net change during the year of deferred tax assets and liabilities.


        Reporting on Costs of Start-Up Activities

               Statement of Position 98-5 ("SOP 98-5"), "Reporting on the Costs of Start-Up Activities" which provides guidance on the financial reporting of start-up costs and organization costs. It requires most costs of start-up activities and organization costs to be expensed as incurred. SOP 98-5 is effective for fiscal years beginning after December 15, 1998. With the adoption of SOP 98-5, there has been little or no effect on the company's financial statements.

        Loss Per Share

               Net loss per share is provided in accordance with Statement of Financial Accounting Standards No. 128 (SFAS #128) "Earnings Per Share". Basic loss per share is computed by dividing losses available to common stockholders by the weighted average number of common shares outstanding during the period. Diluted loss per share reflects per share amounts that would have resulted if dilative common stock equivalents had been converted to common stock. As of September 30, 2000, the Company had no dilative common stock equivalents such as stock options.


                                     - F8 -

                           DEL CERRO ENTERPRISES, INC.
                          (A Development Stage Company)


                    NOTES TO FINANCIAL STATEMENTS (CONTINUED)

                   SEPTEMBER 30, 2000, AND SEPTEMBER 30, 1999


NOTE 2 -- SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (CONTINUED)


        Year End

        The Company has selected September 30th as its fiscal year-end.


NOTE 3 -- INCOME TAXES

        There is no provision for income taxes for the period ended September 30, 2000. The Company's total deferred tax asset as of September 30, 2000, is as follows:

              Net operation loss carry forward            $  10,346
              Valuation allowance                         $  10,346

              Net deferred tax asset                      $       0


        The federal net operating loss carry forward will expire between 2019 and 2020.

        This carry forward may be limited upon the consummation of a business combination under IRC Section 381.


                                     - F9 -

                           DEL CERRO ENTERPRISES, INC.
                          (A Development Stage Company)


                    NOTES TO FINANCIAL STATEMENTS (CONTINUED)

                   SEPTEMBER 30, 2000, AND SEPTEMBER 30, 1999

NOTE 4 -- STOCKHOLDERS' EQUITY

        Common Stock

        The authorized common stock of the corporation consists of 50,000,000 shares with a par value $0.001 per share.

        Preferred Stock

        The Company has no preferred stock.

        On March 24, 1999, the Company issued 60,000 shares of its $0.001 par value common stock for services of $6,000 to its directors.

        On March 24, 1999, the State of Nevada approved the Company's restated Articles of Incorporation, which changed the par value from no par to $0.001. Also, the Company's authorized common stock was increased from 25,000 shares to 50,000,000 shares.

        On March 15, 2000, the Company approved a forward stock split on the basis of 70 for 1, thus increasing the common stock from 119,000 shares 8,449,000 shares.


NOTE 5 -- GOING CONCERN

        The Company's financial statements are prepared using generally accepted accounting principles applicable to a going concern which contemplates the realization of assets and liquidation of liabilities in the normal course of business. However, the Company does not have significant cash or other material assets, nor does it have an established source of revenues sufficient to cover its operating costs and to allow it to continue as a going concern. The Company hopes to raise operating capital through a private placement during the first seven months of its business plan, develop its facilities during months seven through twelve, and begin operations at the beginning of year two of its plan. The stockholders/officers and/or directors have informally committed to advancing the operating costs of the Company interest free, if necessary.

                                    - F10 -

                           DEL CERRO ENTERPRISES, INC.
                          (A Development Stage Company)


                    NOTES TO FINANCIAL STATEMENTS (CONTINUED)

                   SEPTEMBER 30, 2000, AND SEPTEMBER 30, 1999


NOTE 6 -- WARRANTS AND OPTIONS

        There are no warrants or options outstanding to acquire any additional shares of common stock.


NOTE 7 -- RELATED PARTY TRANSACTIONS

        The Company neither owns nor leases any real or personal property. An officer of the corporation provides office services without charge. Such costs are immaterial to the financial statements and accordingly, have not been reflected therein. The officers and directors of the Company are involved in other business activities and may in the future, become involved in other business opportunities. If a specific business opportunity becomes available, such persons may face a conflict in selecting between the Company and their other business interests. The Company has not formulated a policy for the resolution of such conflicts.



                                    - F11 -

                                     PART II

                    INDEMNIFICATION OF DIRECTORS AND OFFICERS

Del Cerro's By-Laws allow for the indemnification of the officers and directors in regard to their carrying out the duties of their offices. The board of directors will make determination regarding the indemnification of the director, officer or employee as is proper under the circumstances if he/she has met the applicable standard of conduct set forth in the Nevada General Corporation Law.

Section 78.751 of the Nevada Business Corporation Act provides that each corporation shall have the following powers:

"1. A corporation may indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative, except an action by or in the right of the corporation, by reason of any fact that he is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, against expenses, including attorneys fees, judgements, fines and amounts paid in settlement actually and reasonably incurred by him in connection with the action, suit or proceeding if he acted in good faith and in a manner which he reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal action or proceeding, had no reasonable cause to believe his conduct was unlawful. The termination of any action, suit or proceeding by judgement, order, settlement, conviction, or upon a pleas of nolo contendere or its equivalent, does not, of itself, create a presumption that the person did not act in good faith and in a manner which he reasonably believed to be in or not opposed to the best interests of the corporation, and that, with respect to any criminal action or proceeding, he had a reasonable cause to believe that his conduct was unlawful.

2. A corporation may indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action or suit by or in the right of the corporation to procure a judgement in its favor by reason of the fact that he is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise against expenses, including amounts paid in settlement and attorneys fees actually and reasonably incurred by him in connection with the defense or settlement of the action or suit if he acted in good faith and in a manner which he reasonably believed to be in or not opposed to the best interests of the corporation. Indemnification may not be made for any claim, issue or matter as to which such a person has been adjudged by a court of competent jurisdiction, after exhaustion of all appeals therefrom, to be liable to the corporation or for amounts paid in settlement to the corporation, unless and only to the extent that the court in which the action or suit was brought or other court of competent jurisdiction, determines upon application that in view of all the circumstances of the case, the person is fairly and reasonably entitled to indemnity for such expenses as the court deems proper.

3. To the extent that a director, officer, employee or agent of a corporation has been successful on the merits or otherwise in defense of any action, suit or proceeding referred to in sections 1 and 2, or in defense of any claim, issue or matter therein, he must be indemnified by the corporation against expenses, including attorneys fees, actually and reasonably incurred by him in connection with the defense.

4. Any indemnification under sections 1 and 2, unless ordered by a court or advanced pursuant to section 5, must be made by the corporation only as authorized in the specific case upon a determination that indemnification of the director, officer, employee or agent is proper in the circumstances. The determination must be made:

        a.     By the stockholders;

        (B) By the board of directors by majority vote of a quorum consisting of directors who were not parties to the act, suit or proceeding;

        (C) If a majority vote of a quorum consisting of directors who were not parties to the act, suit or proceeding so orders, by independent legal counsel, in a written opinion; or

        (D) If a quorum consisting of directors who were not parties to the act, suit or proceeding cannot be obtained, by independent legal counsel in a written opinion.

5. The certificate of articles of incorporation, the bylaws or an agreement made by the corporation may provide that the expenses of officers and directors incurred in defending a civil or criminal action, suit or proceeding must be paid by the corporation as they are incurred and in advance of the final disposition of the action, suit or proceeding, upon receipt of an undertaking by or on behalf of the director or officer to repay the amount if it is ultimately determined by a court of competent jurisdiction that he is not entitled to be indemnified by the corporation. The provisions of this section do not affect any rights to advancement of expenses to which corporate personnel other than director or officers may be entitled under any contract or otherwise by law.

6. The indemnification and advancement of expenses authorized in or ordered by a court pursuant to this section:

        (a) Does not include any other rights to which a person seeking indemnification or advancement of expenses may be entitled under the certificate or articles of incorporation or any bylaw, agreement, vote of stockholders or disinterested directors or otherwise, for either an action in his official capacity or an action in another capacity while holding his office, except that indemnification, unless ordered by a court pursuant to section 2 or for the advancement of expenses made pursuant to section 5, may not be made to or on behalf of any director or officer if a final adjudication establishes that his acts or omission involved intentional misconduct, fraud or a knowing violation of the law and was material to the cause of action.

        (B) Continues for a person who has ceased to be a director, officer, employee or agent and inures to the benefit of the heirs, executors and administrators of such a person.

        (C) The Company's Articles of Incorporation provides that "the Corporation shall indemnify its officers, directors, employees and agents to the fullest extent permitted by the General Corporation Law of Nevada, as amended from time to time."

As to indemnification for liabilities arising under the Securities Act of 1933 for directors, officers or persons controlling the company, we have been informed that in the opinion of the Securities and Exchange Commission such indemnification is against public policy and unenforceable. See section entitled "Disclosure of Commission Position on Indemnification for Securities Act Liabilities".


                  OTHER EXPENSES OF ISSUANCE AND DISTRIBUTION

The estimated costs of the offering are denoted below. Please note all amounts are estimates other than the Commission's registration fee.

Securities and Exchange Commission registration fee                  $ 111
Accounting fees and expenses                                         $1000
Legal fees                                                           $ 500
Total                                                                $1611

Del Cerro will pay all expenses of the offering listed above. No portion of these expenses will be borne by the selling shareholders.


                     RECENT SALES OF UNREGISTERED SECURITIES

On March 12, 1999, the shareholders authorized the issuance of 30,000 shares of common stock for services to each of the officers and directors of the company for a total of 60,000 shares. We relied upon Section 4(2) of Securities Act of 1933, as amended (the "Act"). We issued the shares in satisfaction of management services rendered by the officers and directors, which does not constitute a public offering.

From the period of approximately March 15, 1999 until March 31, 1999, we offered and sold 59,000 shares at $0.10 per share to 59 non-affiliated private investors. We relied upon Section 4(2) of the Securities Act of 1933, as amended (the "Act"). Each prospective investor was given a private placement memorandum designed to disclose all material aspects of an investment in Del Cerro, including the business, management, offering details, risk factors and financial statements. Each investor also completed a subscription confirmation letter and private placement subscription agreement whereby the investors certified that they were purchasing the shares for their own accounts, with investment intent and that each investor was either "accredited", or were "sophisticated" purchasers, having prior investment experience or education, and having adequate and reasonable opportunity and access to any corporate information necessary to make an informed investment decision. This offering was not accompanied by general advertisement or general solicitation and the shares were issued with a Rule 144 restrictive legend.

Under the Securities Act of 1933, all sales of an issuers's securities or by a shareholder, must either be made (i) pursuant to an effective registration statement filed with the SEC, or (ii) pursuant to an exemption from the registration requirements under the 1933 Act.

Rule 144 under the 1933 Act sets forth conditions which if satisfied, permit persons holding control securities (affiliated shareholders, i.e., officers, directors or holders of at least ten percent of the outstanding shares) or restricted securities (non-affiliated shareholders) to sell such securities publicly without registration. Rule 144 sets forth a holding period for restricted securities to establish that the holder did not purchase such securities with a view to distribute. Under Rule 144, several provisions must be met with respect to the sales of control securities at any time and sales of restricted securities held between one and two years. The following is a summary of the provisions of Rule 144: (a) Rule 144 is available only if the issuer is current in its filings under the Securities an Exchange Act of 1934. Such filings include, but are not limited to, the issuer's quarterly reports and annual reports; (b) Rule 144 allows resales of restricted and control securities after a one year hold period, subjected to certain volume limitations, and resales by non-affiliates holders without limitations after two years; (c) The sales of securities made under Rule 144 during any three-month period are limited to the greater of: (i) 1% of the outstanding common stock of the issuer; or (ii) the average weekly reported trading volume in the outstanding common stock reported on all securities exchanges during the four calendar weeks preceding the filing of the required notice of the sale under Rule 144 with the SEC.

On March 15, 2000, the board of directors authorized a forward stock split of 71 for 1 resulting in a total of 8,449,000 shares of common stock issued and outstanding.


                                    EXHIBITS


Exhibit 1         Underwriting Agreement                                                None
Exhibit 2         Plan of acquisition, reorganization or liquidation                    None
Exhibit 3(i)      Articles of Incorporation and Amendment                               Included Previously
Exhibit 3(ii)     By-laws                                                               Included Previously
Exhibit 4         Instruments defining the rights of holders                            None
Exhibit 5         Opinion re: Legality                                                  Included Previously
Exhibit 8         Opinion re: Tax Matters                                               None
Exhibit 9         Voting Trust Agreement                                                None
Exhibit 10        Material Contracts                                                    None
Exhibit 11        Statement re: computation of per share earnings                       See Financials
Exhibit 13        Annual or Quarterly Reports
                  The company's 10K-SB for the year ended 9/30/00 and the
                  company's 10QSB for the quarter ended 6/30/00 are available through EDGAR on the Securities and Exchange Commission web site (www.sec.gov)
Exhibit 15        Letter on unaudited interim financial information                     None
Exhibit 16        Letter on change of certifying accountant                             None
Exhibit 21        Subsidiaries of the registrant                                        None
Exhibit 23        Consent of experts and counsel                                        Included Previously
Exhibit 24        Power of Attorney                                                     None
Exhibit 25        Statement of eligibility of trustee                                   None
Exhibit 26        Invitations for competitive bids                                      None
Exhibit 27        Financial Data Schedule                                               Included

                                  UNDERTAKINGS

The undersigned registrant hereby undertakes:

1. To file, during any period in which offers of sales are being made, a post-effective amendment to this registration statement to:

        1. Include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

        2. Reflect in the prospectus any facts or events arising after the effective date of this registration statement, or most recent post-effective amendment, which, individually or in the aggregate, represent a fundamental change in the information set forth in this registration statement; and

        3. Include any material information with respect to the plan of distribution not previously disclosed in this registration statement or any material change to such information in the registration statement.

2. That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered herein, and that the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

3. To remove from registration by means of a post-effective amendment any of the securities being registered hereby which remain unsold at the termination of the offering.

Insofar as indemnification for liabilities arising under the Securities Act may be permitted to our directors, officers and controlling persons pursuant to the provisions above, or otherwise, we have been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act, and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities is asserted by one of our directors, officers, or other controlling persons in connection with the securities registered, we will, unless in the opinion of our legal counsel the matter has been settled by controlling precedent, submit the question of whether such indemnification is against public policy to a court of appropriate jurisdiction. We will then be governed by the final adjudication of such issue.

                                   SIGNATURES

In accordance with the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe it meets all of the requirements for filing Form SB-2 and authorized this registration statement to be signed on its behalf by the undersigned, in the city of San Diego, state of California, on February 2, 2001.

                                    Del Cerro Enterprises, Inc.


                                    By /s/ Rodger Ward
                                       -----------------------------------------
                                       Rodger Ward, President, Treasurer &
                                       Director


                                    By /s/ Sherrie Ward
                                       -----------------------------------------
                                       Sherrie Ward, Secretary & Director


In accordance with the requirements of the Securities Act of 1933, this registration statement was signed by the following persons in the capacities and dates stated.



/s/ Rodger Ward                                               2/2/01
------------------------------                                ------------------
Rodger Ward                                                   Date
President, Treasurer & Director
(Principal Executive Officer,
Principal Financial Officer,
Principal Accounting Officer)

/s/ Sherrie Ward                                              2/2/01
------------------------------                                ------------------
Sherrie Ward                                                  Date
Secretary & Director